ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20090860508-58
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/15/2009 3:40 PM
	Entity Number E0640932009-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: NEW SOLAR ELECTRICITY CORPORATION

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 200,000,000 Par value per share: $ .0001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) THOMAS TEDROW
Name
11637 ORPINGTON ST | ORLANDO | FL | 32817
Street Address | City | State | Zip Code

2) KAREN AALDERS
Name
11637 ORPINGTON ST | ORLANDO | FL | 32817
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

CSC SERVICES OF NEVADA, INC. X C. Wordgat
Name | Incorporator Signature
502 EAST JOHN STREET | CARSON CITY | NV | 89706
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X C. Wordgat
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

12/15/09
Date

This form must be accompanied by appropriate fees.